EXHIBIT 5.1

FIRST TENNESSEE BUILDING 165 MADISON AVENUE SUITE 2000 MEMPHIS, TENNESSEE 38103 phone: 901.526.2000 fax: 901.577.2303
www.bakerdonelson.com

Jackie G. Prester

Direct Dial: 901.577.8114

Direct Fax: 901.577.0762

E-Mail Address: jprester@bakerdonelson.com

April 24, 2014

Board of Directors

eOn Communications Corporation

1703 Sawyer Road

Corinth, Mississippi 38834

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to eOn Communications Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement (as defined below) and the transactions contemplated by that certain Agreement of Merger and Plan of Reorganization, dated December 17, 2013, by and among Inventergy, Inc., a Delaware corporation (“Inventergy”), the Company and Inventergy Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), as amended by that certain First Amendment to Agreement of Merger and Plan of Reorganization, dated March 24, 2014, as further amended by that certain Second Amendment to Agreement of Merger and Plan of Reorganization, dated April 23, 2014 (as amended, the “Merger Agreement”), pursuant to which Inventergy will merge with and into Merger Sub, with Inventergy as the surviving entity (the “Merger”). Defined terms used herein but not otherwise defined have the meanings ascribed to them in the Merger Agreement.

Upon the consummation of the transactions contemplated by the Merger Agreement, (i) the Company will issue (a) 36,481,801 shares (the “Common Shares”) of Common Stock, par value $0.001 per share (the “Common Stock”), 5,000,000 shares of Series A-1 Preferred Stock, par value $0.001 per share (the “Series A-1 Preferred Shares”), 1,176,748 shares of Series A-2 Preferred Stock, par value $0.001 per share (the “Series A-2 Preferred Shares”, and together with the Common Shares and Series A-1 Preferred Shares, the “Merger Shares”), and (b) $5,000,000 in principal amount of the Company’s Amended and Restated Senior Secured Convertible Notes (the “eOn Notes”); (ii) each of Merger Sub and eOn Communications Systems, Inc., a Delaware corporation (together with Merger Sub, the “Guarantors”), will issue guarantees of the Company’s obligations under the eOn Notes (the “Guarantees”); and (iii) upon the conversion of each of the Series A-1 Preferred Shares, the Series A-2 Preferred Shares and the eOn Notes in accordance with their terms, the Company will issue shares of Common Stock (the “Conversion Shares”) to the holders thereof, in each case, pursuant to the terms of the Merger Agreement, the Series A-1 Preferred Shares Certificate of Designation, the Series A-2 Preferred Shares Certificate of Designation and the eOn Notes.

eOn Communications Corporation

This opinion letter is being rendered at the request of the Company in connection with the registration of the above-referenced Merger Shares, eOn Notes, Conversion Shares and the Guarantees pursuant to the Registration Statement on Form S-4 (File No. 333-193837) filed with the Securities and Exchange Commission (the “Commission”) on February 7, 2014, as amended by Amendment No. 1 to the Registration Statement on Form S-4 filed with the Commission on April 10, 2014, as further amended by Amendment No. 2 to the Registration Statement on Form S-4 filed with the Commission on the date hereof (as amended, the “Registration Statement”).

In connection with this opinion, we have examined originals or copies of the following:

(i)	the Registration Statement,

(ii)	the Amended and Restated Certificate of Incorporation of the Company, as amended and currently in effect,

(iii)	the Amended and Restated Bylaws of the Company, as currently in effect,

(iv)	the Merger Agreement,

(v)	the proposed form of Fifth Amended and Restated Certificate of Incorporation of the Company attached as Annex C to the proxy statement/prospectus contained within the Registration Statement to take effect following approval by the Company’s stockholders and upon the filing of the same with the Delaware Secretary of State concurrent with completion of the Merger;

(vi)	the form of eOn Notes,

(vii)	the form of the Guarantees,

(viii)	certain resolutions of the Company’s board of directors;

(ix)	a certificate of good standing issued by the Delaware Secretary of State, dated April 8, 2014; and

(x)	such other such agreements, instruments, certificates and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed.

In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. We have also assumed the accuracy, completeness and authenticity of the certifications of officers and public officials, and statements of fact, on which we are relying, and have made no independent investigations thereof. We have further assumed that (i) the stockholders of the Company will have approved each of the proposals described in the Registration Statement, (ii) the stockholders of Inventergy will have approved the consummation of the Merger, and (iii) the other conditions to consummating the transactions contemplated by the Merger Agreement will have been satisfied and the transactions contemplated by the Merger Agreement will have been consummated in accordance with the terms of the Merger Agreement. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

eOn Communications Corporation

Based upon the foregoing, we are of the opinion that:

(i)	When the Registration Statement has been declared effective by the Commission, and the Merger Shares have been issued and delivered at the Effective Time in accordance with and in exchange for the consideration as provided in the Merger Agreement, the Merger Shares will be validly issued, fully paid and nonassessable.

(ii)	When the Registration Statement has been declared effective by the Commission and the eOn Notes have been duly executed and delivered at the Effective Time in accordance with and in exchange for the consideration as provided in the Merger Agreement, such eOn Notes will constitute valid and binding obligations of the Company enforceable against the Company in accordance with its terms, and the Guarantees will constitute valid and binding obligations of the Guarantors in each case, subject to all applicable (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (b) general principles of equity.

(iii)	When the Registration Statement has been declared effective by the Commission and, when issued and delivered in accordance with the terms of the Series A-1 Preferred Shares, the Series A-2 Preferred Shares and the eOn Notes, respectively, the Conversion Shares will be validly issued, fully paid and non-assessable.

The opinions set forth herein are subject to the following qualifications and limitations:

(i)	The opinions set forth herein are limited to the Delaware General Corporation Law and the New York Business Corporation Law, and we do not express any opinion herein concerning any other law.

(ii)	The opinions set forth herein are expressed as of the date hereof and we disclaim any undertaking to advise you of any changes which may subsequently be brought to our attention in the facts or the law upon which such opinions are based.

This opinion letter has been prepared solely for your use in connection with the Registration Statement. We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm wherever it appears in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.

eOn Communications Corporation

BAKER, DONELSON, BEARMAN, CALDWELL & BERKOWITZ, a professional corporation

By:	/s/ Jackie G. Prester
Jackie G. Prester
Authorized Representative